                                                                    EXHIBIT 99.1

                                 WEST COAST BANK


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER ___, 1997 AT _____ P.M., EASTERN STANDARD TIME.

         The undersigned hereby appoints ___________________ and __________________, and each of them, attorneys and proxies with full power to each of substitution, to vote in the name of and as proxy for the undersigned at the Special Meeting of Shareholders of West Coast Bank (the "Bank") to be held on ____________, December ___, 1997 at _____ p.m. at
__________________________________________________________________, and at any
adjournment thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

(1) To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 13, 1997 and amended as of October 16, 1997(the "Merger Agreement"), among F.N.B. Corporation ("FNB"), Southwest Banks, Inc., a wholly owned subsidiary of FNB ("Southwest") and the Bank. The Merger Agreement provides for the merger of the Bank with and into Southwest Interim Bank No. 3, a state banking corporation to be organized under the laws of the State of Florida and to become a wholly owned subsidiary of FNB. Upon consummation of the Merger, except as described in the Proxy Statement-Prospectus, each issued and outstanding share of the Bank's common stock, par value $2.00 per share ("West Coast Common Stock") will be converted into and exchanged for the right to receive the number of shares of FNB common stock, par value $2.00 per share ("FNB Common Stock") obtained by dividing $33.96 by the average of the closing bid and asked price per share of FNB Common Stock for a specified period prior to Closing (the "FNB Average Price") (the "Exchange Ratio"), unless (i) the FNB Average Price is equal to or less than $30.875, in which case the Exchange Ratio shall be 1.1 shares of FNB Common Stock for each share of West Coast Common Stock, or (ii) the FNB Average Price is equal to or greater than $34.00, in which case the Exchange Ratio shall be one (1) share of FNB Common Stock for each share of West Coast Common Stock. The complete text of the Merger Agreement is attached to the Proxy Statement as Appendix "A."

                  [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

(2) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR THE PROPOSITION REFERRED TO IN PARAGRAPH (1).





                                    -------------------------------------------
                                                      Signature


                                    -------------------------------------------
                                                      Signature


                                    Date:_______________________________, 1997
                                    (When signing as attorney, executor,
                                    administrator, trustee or guardian, please give title as such. If shareholder is a corporation, corporate name should be signed by an authorized officer and the corporate seal affixed. For joint accounts, each joint owner should sign.)





PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.